UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 31, 2003
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 5.  Other Events

On March 31, 2003, Anadarko Petroleum Corporation announced it has called for redemption on April 15, 2003 its Zero Coupon Convertible Debentures due March 2020. The press release is included in this report as Exhibit 99.1.

Item 7c. Exhibits

99.1	Anadarko Press Release, dated March 31, 2003 - Anadarko Announces Redemption of Zero Coupon Convertible Debentures Due 2020.
99.2	Anadarko Press Release, dated March 31, 2003 - Anadarko Updates First Quarter 2003 Guidance, Recaps Exploration Successes.

Item 9.  Information to be Included in the Report

On March 31, 2003, Anadarko Petroleum Corporation updated its first quarter 2003 financial guidance. The press release is included in this report as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

March 31, 2003	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller